Exhibit e.1

                 AMENDED AND RESTATED
                DISTRIBUTION AGREEMENT


          This Agreement, entered into as of this 1st day of March, 1999, is between OAK RIDGE FUNDS, INC., a
Maryland corporation (the "Fund"), and OAK RIDGE
INVESTMENTS, INC., an Illinois corporation (the
"Distributor").

                     W I T N E S S E T H :

          WHEREAS, the Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and has registered one or more distinct series of shares of common stock (the "Shares") for sale to the public under the Securities Act of 1933, as amended (the
"Securities Act"), and has qualified its shares for sale to the public under various state securities laws.

          WHEREAS, the Distributor is a registered broker-dealer under state and federal laws and regulations and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

          WHEREAS, the Fund desires to retain the
Distributor as the distributor of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement.

          NOW, THEREFORE, the Fund and the Distributor mutually agree and promise as follows:

          1.  Appointment of Distributor

          The Fund hereby appoints the Distributor as its agent for the distribution of the Shares in jurisdictions wherein the Shares may legally be offered for sale; provided, however, that the Fund in its absolute discretion may issue or sell Shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise.

          2.  Acceptance; Services of Distributor

          The Distributor hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act, at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Articles of Incorporation and By-Laws of the Fund.

          3.  Manner of Sale; Compliance with
Securities Laws and Regulations

          a.  The Distributor shall sell Shares to or
through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the Securities Act (and the related prospectus), as the Distributor may determine from time to time provided that no dealer or other person shall be appointed or authorized to act as agent of the Fund without the prior consent of the Fund.

          b. The Distributor, as agent of and for the account of the Fund, may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the current prospectus of the Fund.

          c. The Fund will furnish to the Distributor from time to time such information with respect to the Fund and its Shares as the Distributor may reasonably request for use in connection with the sale of the Shares. The Distributor agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others, in connection with the sale of such Shares, of any statements, other than those contained in the Fund's current prospectus, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Fund with copies of all such material.

          d. In selling or reacquiring Shares for the account of the Fund, the Distributor will in all respects conform to the requirements of all state and federal laws and the applicable rules of the NASD relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund and each person who has been, is or may hereafter be a director or officer of the Fund from any damage or expense on account of any wrongful act by the Distributor or any employee, representative or agent of the Distributor. The Distributor will observe and be bound by all the provisions of the Articles of Incorporation of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment
Company Act, notice of which shall have been given to the Distributor) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor.

          e. The Distributor will require each dealer to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Shares.

          4.  Price of Shares

          a.  Shares offered for sale or sold by the
Distributor for the account of the Fund shall be so offered or sold at a price per Share determined in accordance with the then current prospectus relating to the sale of such Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission.

          b. The price the Fund shall receive for all Shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such Shares.

          5.  Registration of Shares and Distributor

          a. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such Shares as the Distributor shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

          b.  The Fund will execute any and all
documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its Shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Distributor may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Distributor, at its own expense, will effect all required qualifications of the Distributor as a dealer or broker or otherwise under applicable state or federal laws in order that the Shares may be sold in as broad a territory as reasonably practicable.

          c.  Notwithstanding any other provision
hereof, the Fund may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

          6.  Expenses

          The Fund will pay or cause to be paid the expenses (including the fees and disbursements of its own counsel) of any registration of the Shares under the Securities Act, expenses of qualifying or continuing the qualification of the Shares for sale, and in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by the Distributor under the conditions herein specified, and expenses incident to the issuance of Shares, such as, issue taxes and fees of the transfer agent. The Distributor will pay all other expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Distributor) incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing or disseminating any other literature, advertising and selling aids in connection with such offering of the Shares for sale
(except that such expenses shall not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to holders of Shares in their capacity as such); and (b) expenses of advertising in connection with such offering. No transfer taxes, if any, which may be payable in connection with the issue or delivery of Shares sold as herein contemplated shall be borne by the Fund, and the Distributor will indemnify and hold harmless the Fund against liability for all such transfer taxes.

          7.  Duration and Termination

          a. This Agreement shall become effective as of the date hereof and shall continue in effect until March 1, 2000, and from year to year thereafter, but only so long as such continuance is specifically approved each year by either (i) the Board of Directors of the Fund, or (ii) by the affirmative vote of a majority of each series of the Fund's outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the Fund shall request and evaluate, and the Distributor shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

          b. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of each series of the Fund, or by the Distributor, in each case, on not more than sixty (60) days' written notice to the other party and shall terminate automatically in the event of its assignment as set forth in paragraph 9 of this Agreement.

          8.  Notice

          Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may from time to time designate for the receipt of such notice.

          9.  Assignment

          This Agreement shall neither be assignable nor subject to pledge or hypothecation and in the event of assignment, pledge or hypothecation shall automatically terminate. For purposes of determining whether an "assignment" has occurred, the definition of "assignment" in Section 2(a)(4) of the Investment
Company Act shall control.

          10.  Miscellaneous

          a.  This Agreement shall be construed in
accordance with the laws of the State of Maryland, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act, the Securities Act, the Securities Exchange Act of
1934, as amended, or any rule or order of the Securities and Exchange Commission under such Acts or any rule of the NASD.

          b.  The captions of this Agreement are
included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                              OAK RIDGE FUNDS, INC.



                              By:/s/ Samuel Wegbreit
                              -----------------------
                              Samuel Wegbreit,
                              Chairman of the Board

                              Attest:/s/ John Peters
                              ------------------------
                              John Peters,
                              Secretary


                              OAK RIDGE INVESTMENTS, INC.



                              By:/s/ David M. Klaskin
                              ------------------------
                              David M. Klaskin,
                              Chairman of the Board

                              Attest:/s/ Samuel Wegbreit
                              -----------------------------
                              Samuel Wegbreit,
                              Secretary


                      SCHEDULE A
                        to the
                DISTRIBUTION AGREEMENT
                        between
                 OAK RIDGE FUNDS, INC.
                          and
              OAK RIDGE INVESTMENTS, INC.


     Pursuant to section 1 of the Distribution
Agreement between Oak Ridge Funds, Inc. (the "Fund") and Oak Ridge Investments, Inc. (the "Distributor"), the Fund hereby appoints the Distributor as its agent to be the principal underwriter of the Fund with respect to its following series:

Oak Ridge Small Cap Equity Fund
Oak Ridge Large Cap Equity Fund





Dated March 1, 1999